ANNUAL STATEMENT OF COMPLIANCE

of

PNC BANK, NATIONAL ASSOCIATION

d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, Steven W. Smith, as Executive Vice President of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1.	A review of the Servicer’s activities during the calendar year 2014 (the “Reporting Period”) and of its performance under the Agreement has been made under the undersigned officer’s supervision; and
2.	To the best of the undersigned officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

Dated: March 1, 2015

PNC Bank, National Association
d/b/a Midland Loan Services

Steven W. Smith

Executive Vice President

Member of The PNC Financial Services Group

10851 Mastin Boulevard Overland Park, Kansas

66210 800-327-8083

www.pnc.com/midland

Schedule I

Deutsche Bank Trust Company Americas

Recipient Role	Deal Name	Series Number	Midland Role
Certificate Administrator	Aventura Mall Trust	Series 2013-AVM	Master Servicer
Certificate Administrator	Aventura Mall Trust	Series 2013-AVM	Special Servicer
Trustee	Banc of America Merrill Lynch Commercial Mortgage Inc.	Series 2013-C11	Special Servicer
Master and Special Servicer of the Southdale Center loan under the MSBAM 2013-C10 PSA Special Servicer of the Marriott Chicago Hotel River North loan under the MSBAML 2013-C12 PSA
Trustee	Citigroup Commercial Mortgage Trust	Series 2014-GC25	Special Servicer
Master Servicer of the Stamford Place loan under the GSM 2014-GC24 PSA.
Trustee	Citigroup Commercial Mortgage Trust	Series 2014-GC23	Master Servicer
Certificate Administrator	Deutsche Mortgage & Asset Receiving Corp.	COMM 2014-UBS4	Master and Special Servicer
Certificate Administrator	Deutsche Mortgage & Asset Receiving Corp.	COMM 2014-TWC	Master Servicer
Certificate Administrator	Deutsche Mortgage & Asset Receiving Corp.	COMM 2014-CCRE17	Master and Special Servicer
Non-Lead Certificate Admin	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013-LC6	Master Servicer
Master and Special Servicer of the Harmon Corner loan under the COMM 2012-CCRE5 PSA
Certificate Administrator	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013-LC13	Master Servicer
Special Servicer of the 15 MetroTech Center loan under the MSBAM 2013-C12 PSA
Certificate Administrator	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013-CCRE9	Special Servicer
Certificate Administrator	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013-CCRE8	Master and Special Servicer
Master Servicer of the Moffett Towers Phase II loan under the COMM 2013-CCRE7 PSA Special Servicer of the Paramount Building loan under the COMM 2013-CCRE9 PSA
Non-Lead Certificate Admin	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013-CCRE7	Master Servicer
Master Servicer of the Moffett Towers loan under the COMM 2013-LC6 PSA
Certificate Administrator	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013-CCRE6
Master Servicer of the Moffett Towers loan and the 540 West Madison loan under the COMM 2013-LC6 PSA
Non-Lead Certificate Admin	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013-CCRE12	Primary Servicer
Master Servicer of the Oglethorpe Mall loan under the COMM 2013-CCRE11 PSA
Certificate Administrator	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013-CCRE11	Master Servicer
Primary Servicer of the Miracle Mile loan under the COMM 2013-CCRE12 PSA
Certificate Administrator	Deutsche Mortgage & Asset Receiving Corp.	COMM 2012-CCRE3	Special Servicer
Special Servicer of the Crossgates Mall loan under the COMM 2012-CCRE2 PSA
Trustee	GS Mortgage Securities Corporation II	Series 2012-GCJ7	Special Servicer
Trustee	IMPAC Secured Assets Corp.	Series 2007-2	Primary Servicer
Non-Lead Certificate Admin	Morgan Stanley Capital I, Inc.	Series 2013-C12	Special Servicer
Master and Special Servicer of the Burnham Center loan under the MSBAM 2013-C10 PSA Special Servicer of the Westfield Countryside loan under the MSBAM 2013-C11 PSA
Non-Lead Certificate Admin	UBS-Barclays Commercial Mortgage Trust	Series 2013-C6	Master Servicer
Master and Special Servicer of the Santa Anita Mall loan under the UBSB 2013-C5 PSA
Trustee	UBS-Barclays Commercial Mortgage Trust	Series 2013-C5	Master and Special Servicer
Trustee	UBS-Barclays Commercial Mortgage Trust	Series 2012-C3	Master Servicer
Trustee	UBS-Citigroup Commercial Mortgage Trust	Series 2011-C1	Primary Servicer
Trustee	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2010-C1	Special Servicer
Trustee	WF-RBS Commercial Mortgage Trust	Series 2013-C18	Special Servicer
Trustee	WF-RBS Commercial Mortgage Trust	Series 2011-C4	Special Servicer
Fox River Mall and Eastgate Mall only